Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders

Nuveen Multistate Trust I
333-16617, 811-07747

A special meeting of the shareholders of each of the funds in Nuveen Multistate Trust I (the Trust) was held on July 28, 2003 and adjourned to September 10, 2003.

The purpose of the meeting was to

1. elect twelve (12) trustees to serve until
2. their successors shall have been duly
3. elected and qualified;
4. approve changes to each Funds
5. fundamental investment policies.

1. Twelve trustees in total were elected by
2. the
3. shareholders, to serve until the next
4. Annual Meeting and until successors shall
5. have been duly elected and qualified.  The
6. Trustees elected to serve are listed below.

William E. Bennett
Robert P. Bremner
Lawrence H. Brown
Jack B. Evans
Anne E. Impellizzeri
William L. Kissick
Thomas E. Leafstrand
Peter R. Sawers
William J. Schneider
Judith M. Stockdale
Timothy R. Schwertfeger
Sheila W. Wellington

The twelve trustees noted above constitute the total number of trustees in office at November 30, 2003.

2. Approval of changes to each Funds
3. fundamental investment policies:

To approve a change to a fundamental investment restriction with respect to lending:

Nuveen Arizona Municipal Bond Fund:
The number of shares voted in the affirmative:
4,590,821
and
the number of negative votes:  500,534

Nuveen Colorado Municipal Bond Fund:
The number of shares voted in the affirmative:
2,018,241
and
the number of negative votes:  207,117

Nuveen New Mexico Municipal Bond Fund:
The number of shares voted in the affirmative:
2,525,435
and
the number of negative votes:  147,103

Nuveen Florida Municipal Bond Fund:
The number of shares voted in the affirmative:
15,763,831 and
the number of negative votes:  1,227,808

Nuveen Maryland Municipal Bond Fund:
The number of shares voted in the affirmative:
4,491,425 and
the number of negative votes:  485,154

Nuveen Pennsylvania Municipal Bond Fund:
The number of shares voted in the affirmative:
7,526,845 and
the number of negative votes:  561,880

Nuveen Virginia Municipal Bond Fund:
The number of shares voted in the affirmative:
10,442,597 and
the number of negative votes:  862,079

To approve a change to a fundamental investment restriction with respect to borrowing:

Nuveen Arizona Municipal Bond Fund:
The number of shares voted in the affirmative:
4,558,773
and
the number of negative votes:  524,641

Nuveen Colorado Municipal Bond Fund:
The number of shares voted in the affirmative:
2,016,807
and
the number of negative votes:  209,540

Nuveen New Mexico Municipal Bond Fund:
The number of shares voted in the affirmative:
2,518,641
and
the number of negative votes:  147,240

Nuveen Florida Municipal Bond Fund:
The number of shares voted in the affirmative:
15,713,103
 and
the number of negative votes:  1,305,388

Nuveen Maryland Municipal Bond Fund:
The number of shares voted in the affirmative:
4,416,359 and
the number of negative votes:  493,124

Nuveen Pennsylvania Municipal Bond Fund:
The number of shares voted in the affirmative:
7,530,015 and
the number of negative votes:  550,116

Nuveen Virginia Municipal Bond Fund:
The number of shares voted in the affirmative:
10,423,448 and
the number of negative votes:  852,349

In the matter of changing a fundamental
investment restriction with respect to investing in municipal securities:

Nuveen Arizona Municipal Bond Fund:
The number of shares voted in the affirmative:
4,593,160
and
the number of negative votes:  485,788

Nuveen Colorado Municipal Bond Fund:
The number of shares voted in the affirmative:
1,994,438
and
the number of negative votes:  226,942

Nuveen New Mexico Municipal Bond Fund:
The number of shares voted in the affirmative:
2,509,145
and
the number of negative votes:  164,933

Nuveen Florida Municipal Bond Fund:
The number of shares voted in the affirmative:
15,611,904 and
the number of negative votes:  1,366,167

Nuveen Maryland Municipal Bond Fund:
The number of shares voted in the affirmative:
4,487,302 and
the number of negative votes:  515,439

Nuveen Pennsylvania Municipal Bond Fund:
The number of shares voted in the affirmative:
7,527,202 and
the number of negative votes:  515,507

Nuveen Virginia Municipal Bond Fund:
The number of shares voted in the affirmative:
10,464,047 and
the number of negative votes:  817,880

Proxy materials are herein incorporated by reference to the SEC filing on June 16, 2003, under Conformed Submission Type N-14/A, accession number 0000950137-03-003370.